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                                                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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                                               Jurisdiction
           Name of Subsidiary                Of Incorporation      Doing Business As
           ------------------                ----------------      -----------------
First Commonwealth Limited Health                Illinois        First Commonwealth, Inc.
Services Corporation
First Commonwealth of Illinois, Inc.             Illinois        First Commonwealth, Inc.
First Commonwealth Insurance                     Illinois        First Commonwealth, Inc.
Company
First Commonwealth Reinsurance                   Arizona         First Commonwealth, Inc.
Company
First Commonwealth Limited Health               Wisconsin        First Commonwealth, Inc.
Service Corporation
Smileage Dental Services, Inc.                  Wisconsin        First Commonwealth, Inc.
First Commonwealth of Missouri,                  Missouri        First Commonwealth, Inc.
Inc.
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